EXHIBIT 10.3
AMENDMENT NO. 1
TO
OMNIBUS AGREEMENT
     This AMENDMENT NO. 1 TO THE OMNIBUS AGREEMENT (this “Amendment”) is hereby adopted effective as of November 25, 2009 by Martin Resource Management Corporation, a Texas corporation (“MRMC”), Martin Midstream GP LLC, a Delaware limited liability company (the “General Partner”), Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”) and Martin Operating Partnership L.P. (the “Operating Partnership”). Capitalized terms used but not defined herein are used as defined in the Omnibus Agreement, dated as of November 1, 2002, by and among MRMC, the General Partner, the Partnership and the Operating Partnership (the “Omnibus Agreement”).
     WHEREAS, MRMC, the General Partner, the Partnership and the Operating Partnership entered into the Omnibus Agreement;
     WHEREAS, MRMC, the Partnership, the Operating Partnership and Cross Oil Refining & Marketing, Inc., a Delaware corporation and a wholly owned subsidiary of MRMC (“Cross”), have entered into that certain Amended and Restated Contribution Agreement, dated as of November 25, 2009 (the “Contribution Agreement”), whereby certain assets relating to Cross’ naphthenic lube refinery will be sold to the Operating Partnership in consideration for common and subordinated units in the Partnership (the “Cross Transaction”);
     WHEREAS, pursuant to the Contribution Agreement, MRMC must deliver on the closing date of the Cross Transaction, this Amendment which revises the definition of the term “Business” to include the refining of crude oil (the “Amendment Purpose”);
     WHEREAS, MRMC, the General Partner, the Partnership and the Operating Partnership wish to amend the Omnibus Agreement pursuant Section 6.8 of the Omnibus Agreement to reflect the Amendment Purpose;
     WHEREAS, the Partnership, in accordance with Section 6.8 of the Omnibus Agreement, has received the prior approval of the Conflicts Committee to agree to amend the Omnibus Agreement, as reflected in the resolutions of the Conflicts Committee dated November 4, 2009.
     NOW THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MRMC, the General Partner, the Partnership and the Operating Partnership hereby agree as follows:
Section 1. Amendment.
(a) Article I is hereby amended to amend and restate the following definitions:
     (i) “Assets” means the “Contributed Assets” as such term is defined in (i) the Contribution Agreement, and (ii) the Cross Contribution Agreement.

     (ii) “Business” means (i) providing marine and other transportation, terminalling, refining, processing, distribution and midstream logistical services for hydrocarbon products and by-products, including, without limitation, the refining of crude oil into various grades and quantities of naphthenic lubricants, distillates, asphalt flux and other intermediate cuts, and (ii) manufacturing and marketing fertilizers and related sulfur-based products.
     (iii) “Cross Contribution Agreement” means that certain Amended and Restated Contribution Agreement, dated as of November 25, 2009, among the Partnership, the Operating Partnership, MRMC and Cross Oil Refining & Marketing, Inc.
Section 2. Ratification of the Omnibus Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Omnibus Agreement shall remain in full force and effect.
Section 3. Governing Law. This Amendment shall be subject to and governed by the laws of the State of Texas, without regard to conflicts of laws principles.
Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by PDF or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOW.

          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on, and effective as of, the date first written above.

MARTIN MIDSTREAM PARTNERS, L.P.

By:	MARTIN MIDSTREAM GP L.L.C.,
On behalf of itself and on behalf of Partnership
as its General Partner

By:	/s/ Ruben S. Martin
Ruben S. Martin, III
President and Chief Executive Officer

MARTIN OPERATING PARTNERSHIP L.P.

By:	Martin Operating GP LLC,
its general partner;

By:	Martin Resource LLC,
its sole member;

By:	Martin Resource Management
Corporation,
its sole member;

By:	/s/ Ruben S. Martin
Ruben S. Martin, III
President and Chief Executive Officer

MARTIN RESOURCE MANAGEMENT CORPORATION

By:	/s/ Ruben S. Martin
Ruben S. Martin, III
President and Chief Executive Officer